                                                                    EXHIBIT 10.6

                         OIL STATES INTERNATIONAL, INC.

                           DEFERRED COMPENSATION PLAN

                           EFFECTIVE: NOVEMBER 1, 2003

                                TABLE OF CONTENTS

                      ARTICLE                                              PAGE
                      -------                                              ----
I    -   Definitions and Construction                                        I-1

II   -   Participation                                                      II-1

III  -   Account Credits and Allocations of Income or Loss                  II-1

IV   -   Deemed Investment of Funds                                         IV-1

V    -   Vested Interests                                                    V-1

VI   -   In-Service Distributions                                           VI-1

VII  -   Termination Benefits                                              VII-1

VIII -   Administration of the Plan                                       VIII-1

IX   -   Administration of Funds                                            IX-1

X    -   Nature of the Plan                                                  X-1

XI   -   Miscellaneous                                                      XI-1

                                       (i)

                         OIL STATES INTERNATIONAL, INC.

                           DEFERRED COMPENSATION PLAN

                              W I T N E S S E T H :

         WHEREAS, OIL STATES INTERNATIONAL, INC. (the "Company") has adopted the OIL STATES INTERNATIONAL, INC. DEFERRED COMPENSATION PLAN, hereinafter referred to as the "PLAN," to provide its directors and certain of its employees with the ability to electively defer, on a before-tax basis, compensation until the termination of their employment relationship with the Company and its Subsidiaries; and

         WHEREAS, the Plan provides that it may be amended by the Committee;

         NOW, THEREFORE, the Committee hereby amends the Plan, as set forth herein, effective November 1, 2003.

                                      (ii)

                                       I.

                          DEFINITIONS AND CONSTRUCTION

         1.1 DEFINITIONS. Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.

(1) ACCOUNT(s): A Member's Company Account and/or Deferral Account, including the amounts credited thereto.

(2) ANNUAL RETAINER: The annual retainer payable in cash by the Company to a member of its Board.

(3) BASE SALARY: The base rate of pay payable in cash by the Company to or for the benefit of a Member who is an employee of the Company for services rendered while a Member.

(4) CHANGE OF CONTROL: A "change of control" within the meaning of such term as defined in The 2001 Equity Participation Plan of Oil States International, Inc.

(5)      CODE: The Internal Revenue Code of 1986, as amended.

(6) COMMITTEE: The administrative committee appointed by the Compensation Committee to administer the Plan.

(7) COMMITTEE FEES: The cash fees payable to a Director for attending regular or special meetings of a committee of the Board of Directors of Oil States International, Inc.

(8) COMPANY: Oil States International, Inc. and any Subsidiary which adopts the Plan pursuant to the provisions of Section 2.3.

(9) COMPANY ACCOUNT: An individual account for each Member who is an employee to which is credited with the Company Deferrals made on his behalf pursuant to Section 3.2 and which is credited (or debited) for such account's allocation of net income (or net loss) as provided in
         Section 3.3.

(10) COMPANY DEFERRALS: Deferrals made by the Company on a Member's behalf pursuant to Section 3.2.

(11)     COMPANY'S 401(k) PLAN: The Oil States International, Inc. Retirement
         Plan.

(12) COMPENSATION: A Member's aggregate employee compensation or aggregate director fees from the Company, as applicable.

(13) COMPENSATION COMMITTEE: The Compensation Committee of the Board of Directors of Oil States International, Inc.

(14) DEFERRAL ACCOUNT: An individual account for each Member to which is credited his Compensation deferrals pursuant to Section 3.1 and which is credited (or debited) for such account's allocation of net income (or net loss) as provided in Section 3.3.

(15) DIRECTOR: A member of the Board of Directors of Oil States International, Inc. who is not an employee of the Company or a Subsidiary.

(16) ELECTION DATE: The first day of each Plan Year; provided, however, with respect to an individual who first becomes eligible to participate in the Plan after the beginning of a Plan Year, his Election Date shall be the 30th day following the date he is notified that he first became eligible or such shorter period as may be established by the Committee.

(17) FUNDS: The investment funds designated from time to time for the deemed investment of Accounts pursuant to Article IV.

(18) INCENTIVE PAY: Bonuses and other forms of incentive payments as determined from time to time by the Compensation Committee, that are payable in cash by the Company to or for the benefit of a Member for services rendered while a Member.

(19)     MEMBER: Each individual who has become a Member pursuant to Article II.

(20) PLAN: The Oil States International, Inc. Deferred Compensation Plan, as amended from time to time.

(21)     PLAN YEAR: The calendar year.

(22) SUBSIDIARY: Any corporation that is a "subsidiary corporation" of the Company within the meaning of section 424(f) of the Code and any other entity that would be such a "subsidiary corporation" if the entity were a corporation.

(23) TRUST: The trust or agency relationship, if any, established under the Trust Agreement.

(24) TRUST AGREEMENT: The trust or agency agreement, if any, entered into between the Company and the Trustee pursuant to Article X.

(25) TRUST FUND: The funds and properties, if any, held pursuant to the provisions of the Trust Agreement, together with all income, profits and increments thereto.

(26) TRUSTEE: The trustee(s) or agent(s), as the case may be, qualified and acting under the Trust Agreement at any time.

(27) UNFORESEEABLE FINANCIAL EMERGENCY: An unexpected need of a Member for cash that (i) arises from a sudden and unexpected illness or accident of the Member or of a dependent of a Member, loss of the Member's property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of such Member and (ii) would result in severe financial hardship to such Member if his Compensation deferral election was not canceled pursuant to Section 3.1(c) and/or if a benefit payment pursuant to Section 6.1 was not permitted. Cash needs arising from foreseeable events, such as the purchase of a house or education expenses for children, shall not be considered to be the result of an Unforeseeable Financial Emergency. Further, cash needs which may be relieved (a) through reimbursement or compensation by insurance or otherwise, or (b) by liquidation of the Member's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or (c) by cessation of deferrals under the Plan shall not be considered to be Unforeseeable Financial Emergencies.

(28) VALUATION DATES: Each business day on which the principal securities markets are open. For purposes of effecting all Plan transactions, e.g., withdrawals, distributions and investment fund changes, the Valuation Date for any such transaction shall be the date on which the assets of the Trust Fund allocated to the affected Account are debited or credited, as the case may be. If there is no Trust Fund, the applicable Valuation Date shall be the date determined by the Committee.

         1.2 NUMBER AND GENDER. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

         1.3 HEADINGS. The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control. The terms "Trust", "Trustee", and "Trust Agreement" shall not be controlling as to the status of a relationship or agreement being an agency or trust arrangement. Such terms are used herein for descriptive convenience only.

                                       II.

                                  PARTICIPATION

         2.1 PARTICIPATION. Prior to each Election Date, the Committee, in its sole discretion, shall select and notify those management or highly compensated employees of the Company who shall be eligible to become Members as of such Election Date. However, only employees who are members of a "select group of management or highly compensated employees," within the meaning of
Section 201 of ERISA, shall be eligible to participate. Each Director shall automatically be eligible to become a Member and shall be so notified by the Committee prior to the Election Date. Each such eligible person may become a Member on such Election Date by executing and filing with the Committee, prior to such Election Date, the Compensation deferral election form prescribed by the Committee for the Plan. Subject to the above ERISA requirements and the provisions of Section 2.2, a Member shall remain eligible to defer Compensation hereunder and receive an allocation of Company Deferrals, if any, for each Plan Year following his initial year of participation in the Plan.

         2.2 CESSATION OF ACTIVE PARTICIPATION. Notwithstanding any provision herein to the contrary, an individual who has become a Member of the Plan, other than a Director, shall cease to be entitled to defer Compensation hereunder or receive an allocation of Company Deferrals, if any, effective as of any date designated by the Committee. Any such Committee action shall be communicated to the affected individual prior to the effective date of such action. Such an individual may again become entitled to defer Compensation hereunder and receive an allocation of Company Deferrals, if any, beginning on any subsequent Election Date selected by the Committee in its sole discretion.

         2.3 ADOPTING SUBSIDIARIES. It is contemplated that Subsidiaries of the Company may adopt this Plan. Any Subsidiary, whether or not presently existing, may become a party hereto by appropriate action of its officers and the approval of the Committee, but without the need for approval of its board of directors or of the Compensation Committee. The provisions of the Plan shall apply equally to each Company and its employees in the same manner as is expressly provided for Oil States International, Inc. and its employees, except that the power to appoint or otherwise affect the Committee and the Trustee and the power to amend or terminate the Plan or amend the Trust Agreement shall be exercised by the Compensation Committee or Committee alone. Transfer of employment among Companies and Subsidiaries shall not be considered a termination of employment hereunder. Any Company may, by appropriate action of its officers without the need for approval of its board of directors or the Committee or the Compensation Committee, terminate its participation in the Plan. Moreover, the Committee may, in its discretion, terminate a Company's (other than Oil States International's) Plan participation at any time.

                                      III.

                ACCOUNT CREDITS AND ALLOCATIONS OF INCOME OR LOSS

         3.1      MEMBER DEFERRALS.

                  (a) For any Plan Year (or applicable part thereof) a Member may elect to defer any dollar amount (if an employee of the Company) or an integral percentage, applied separately and respectively to each category of Compensation as hereinafter specified, from 1% to 100% of his (i) Base Salary,
(ii) Incentive Pay, (iii) Annual Retainer and/or (iv) Committee Fees, as applicable, less any required withholding taxes and payroll deductions elected by the individual. Compensation for a Plan Year not so deferred by such election shall be received by such Member in cash. If approved by the Committee, a deferral election may provide for different levels of deferrals to be made at different times during the year, or upon the occurrence of a specified date or event during the year, "stair-stepped" elections, and different elections for different forms of compensation. A Member's election to defer an amount of his Compensation pursuant to this Section shall be made by executing a Compensation deferral election form pursuant to which the Member authorizes the Company to reduce his Compensation in the elected amount and the Company, in consideration thereof, agrees to credit an equal amount to such Member's Deferral Account maintained under the Plan. Compensation deferrals made by a Member shall be credited to such Member's Deferral Account as of a date determined in accordance with procedures established from time to time by the Committee; provided, however, that such deferrals shall be credited to the Member's Deferral Account no later than 30 days after the date upon which the Compensation deferred would have been received by such Member in cash if he had not elected to defer such amount pursuant to this Section 3.1. The reduction in a Member's Compensation for a Plan Year pursuant to his Compensation deferral election shall be effected by Compensation reductions within such Plan Year (or with respect to Incentive Pay for a Plan Year, the date it is scheduled to be paid even if after the close of such Plan Year) following the effective date of such election.

                  (b) A Member's Compensation deferral election shall become effective as of the Election Date which is on or after the election is executed by the Member and filed with the Company. Except as provided below, a Member's Compensation deferral election shall remain in force and effect for the Plan Year which contains such Election Date and for all subsequent Plan Years until changed by the Member by executing an election filed with the Company.

                  (c) In the event that the Committee, upon written petition of a Member, determines in its sole discretion that such Member has suffered an Unforeseeable Financial Emergency or that such Member will, absent termination of such Member's Compensation deferral election then in effect, suffer an Unforeseeable Financial Emergency, then such Member's Compensation deferral then in effect, if any, shall be terminated with respect to future Compensation

                                      III-1
as soon as administratively practicable after such determination. A Member whose Compensation deferral election has been so terminated may again elect to defer a portion of his Compensation, effective as of any subsequent Election Date that is at least twelve months after the effective date of such termination, by executing and delivering to the Company a new Compensation deferral election prior to such Election Date.

                  (d) Notwithstanding anything in this Plan to the contrary, a Member who is an employee of the Employer must irrevocably elect, at the time of making a deferral under this Plan for a Plan Year, either (i) to have transferred to the Company's 401(k) Plan from his deferrals for such Plan Year (but only from deferrals that the Member could have deferred directly to the Company's 401(k) Plan) an amount equal to the lesser of (a) the maximum amount that such Member could contribute to the Company's 401(k) Plan that Plan Year as elective deferrals, subject to the limitations of Sections 401(k), 401(m), 402(g) and 415 of the Code and the terms of the Company's 401(k) Plan, less any elective deferral contributions already made to the Company's 401(k) Plan that Plan Year by the Member, or (b) the Member's deferrals under this Plan for that Plan Year (but in either case without earnings, gains or losses allocable thereto under this Plan) (the "401(k) Amount") or (ii) to have such 401(k) Amount returned to the Member in cash. Such transfer or return of the 401(k) Amount, as the case may be, shall be made within 2-1/2 months of the end of the Plan Year or, if earlier, the Member's termination of employment. If a Member fails to make the election required hereunder, he shall be deemed to have irrevocably elected to transfer the 401(k) Amount to the Company's 401(k) Plan. The Company shall be bound by a Member's election or deemed election.

         3.2      COMPANY DEFERRALS.

                  (a) As of any date(s) selected by the Committee, the Company may credit a Member's Company Account with such amount, if any, as the Company shall determine in its sole discretion, including, without limitation, matching contributions intended to make the Member "whole" had the Member participated in the Company's 401(k) Plan and determined without regard to any limitations on benefits under the Company's 401(k) Plan. Such credits may be made on behalf of some Members but not others, and such credits may vary in amount among individual Members.

                  (b) Any Company matching contributions made under this Plan with respect to the 401(k) Amount shall automatically be transferred (but without earnings, gains or losses allocable thereto under this Plan) to the Company's 401(k) Plan at the same time as the 401(k) Amount is transferred to the Company's 401(k) Plan; provided, however, in no event shall the rate of such transferred Company matching contributions exceed the matching rate under the Company's 401(k) Plan, and the transfer of matching amounts shall be subject to the terms of the Company's 401(k) Plan, including vesting and the limitations of Sections 401(m) and 415 of the Code.

                                      III-2

         3.3      ALLOCATION OF NET INCOME OR LOSS AND CHANGES IN VALUE AMONG
                  ACCOUNTS.

                  (a) As of each Valuation Date, the Committee shall cause to be determined the net income (or net loss) of each Fund for the period elapsed since the next preceding Valuation Date. The net income (or net loss) of each Fund since the next preceding Valuation Date shall be ascertained by the Committee or its designee in such manner as it deems appropriate, provided that such determination shall include any net increase or net decrease (whether or not realized) in the value of the assets of each such Fund since the next preceding Valuation Date, and may include expenses of administering the Fund, the Trust and the Plan.

                  (b) For purposes of allocations of net income (or net loss), each Member's Accounts (or subaccounts) shall be divided into subaccounts to reflect such Member's deemed investment designation in a particular Fund or Funds pursuant to Article IV. As of each Valuation Date, the net income (or net loss) of each Fund, separately and respectively, shall be allocated among the corresponding subaccounts of the Members who had such corresponding subaccounts on the next preceding Valuation Date, and each such corresponding subaccount shall be credited with (or debited for) that portion of such net income (or net loss) that the value of each such corresponding subaccount on such next preceding Valuation Date was of the value of all such corresponding subaccounts on such date; provided, however, that the value of such subaccounts as of the next preceding Valuation Date shall be reduced by the amount of any payments debited thereto in accordance with Section 7.4 since the next preceding Valuation Date.

                  (c) So long as there is any balance in any Account, such Account shall continue to receive allocations pursuant to this Section.

                                      III-3

                                       IV.

                           DEEMED INVESTMENT OF FUNDS

         Each Member shall designate, in accordance with the procedures established from time to time by the Committee, the manner in which the amounts allocated to his Accounts shall be deemed to be invested from among the Funds made available from time to time for such purpose by the Committee. Such Member may designate one of such Funds for the deemed investment of all the amounts allocated to his Accounts or he may split the deemed investment of the amounts allocated to his Accounts between such Funds in such increments as the Committee may prescribe. If a Member fails to make a proper designation, then his Accounts shall be deemed to be invested in the Fund or Funds designated by the Committee from time to time in a uniform and nondiscriminatory manner.

         A Member may change his deemed investment designation for future amounts to be allocated to his Accounts. Any such change shall be made in accordance with the procedures established by the Committee, and the frequency of such changes may be limited by the Committee.

         A Member may elect to convert his deemed investment designation with respect to the amounts already allocated to his Accounts. Any such conversion shall be made in accordance with the procedures established by the Committee, and the availability and frequency of such conversions may be limited by the Committee.

         Notwithstanding anything herein to the contrary, (i) at any time the Committee may change the Funds made available for purposes of the Plan, including "freezing" and deleting current Funds and (ii) if a phantom Company stock fund is a Fund offered under the Plan, the Committee may impose such restrictions on investments with respect to such Fund as the Committee deems appropriate, including, without limitation, limitations on the frequency of transfers, withdrawals, distributions, and pre-approvals of transactions with respect to such Fund with the Company's securities compliance officer and in no event may the 401(k) Amount be invested in the Company stock fund.

                                       V.

                                VESTED INTERESTS

         5.1 ACCOUNTS. Except as otherwise provided below, a Member shall have a 100% vested (nonforfeitable) interest in his Accounts at all times.

         Any Company matching deferrals made pursuant to Section 3.2(b) shall be vested in accordance with the vesting schedule as in effect from time to time under the Company's 401(k) Plan.

                                       VI.

                            IN-SERVICE DISTRIBUTIONS

         6.1 EMERGENCY BENEFIT. In the event that the Committee, upon written petition of a Member, determines in its sole discretion that such Member has suffered an Unforeseeable Financial Emergency, such Member shall be entitled to a benefit in an amount not to exceed the lesser of (1) the amount determined by the Committee as necessary to meet such Member's needs created by the Unforeseeable Financial Emergency, or (2) the then value of such Member's Accounts (other than amounts invested in the Company stock fund) as of the applicable Valuation Date. Such benefit shall be paid in a single lump sum, cash payment as soon as administratively practicable after the Committee has made its determinations with respect to the availability and amount of such benefit. If a Member's Accounts are deemed to be invested in more than one Fund, such benefit shall be distributed pro rata from each Fund in which such Accounts are deemed to be invested, but excluding the Company stock fund. No emergency withdrawal shall be permitted from the Company stock fund.

         6.2 ELECTIVE WITHDRAWAL. A Member may elect at any time, by effecting the election procedure prescribed by the Committee, to withdraw as a benefit all, but not less than all, of the then value of such Member's Accounts (other than amounts invested in the Company stock fund) as of the applicable Valuation Date, subject to a withdrawal penalty of 10% of the then value of such Member's Accounts as of such Valuation Date. Upon any such withdrawal, the withdrawal penalty shall be forfeited to the Company. Any such withdrawal shall be paid in a single lump sum, cash payment as soon as administratively practicable. Upon any such withdrawal, such Member's participation in the Plan shall terminate and no further deferrals shall be made under the Plan on behalf of such Member. No elective withdrawal shall be permitted from the Company stock fund.

         6.3 CHANGE OF CONTROL. Plan provisions to the contrary notwithstanding, if there is a Change of Control, the Committee may, in its sole discretion, fix a date, on or prior to the effective date of such Change of Control, as of which the then value of the Members' Accounts may be paid in a single lump sum payment as soon as administratively practicable.

         6.4 RESTRICTION ON IN-SERVICE DISTRIBUTIONS. This Article VI shall not be applicable to a Member following his termination with the Company and its Subsidiaries, and the amounts credited to such Member's Accounts shall be payable to such Member in accordance with the provisions of Article VII.

                                      VII.

                              TERMINATION BENEFITS

         7.1 AMOUNT OF BENEFIT. Upon a Member's termination with the Company and all of its Subsidiaries for any reason, or, with respect to a Member who is a Director, upon such Member ceasing to be a Director, the Member, or, in the event of the death of the Member, the Member's designated beneficiary, shall be entitled to a single lump sum payment of the then value of the Member's Accounts as of the applicable Valuation Date or, if elected by the Member pursuant to Section 7.5, shall be entitled to receive the value of the Member's Accounts in installment payments as determined thereunder.

         7.2      TIME OF PAYMENT. Payment of a Member's benefit under Section
7.1 shall be made or begin as soon as administratively practicable after the Valuation Date coincident with or next succeeding the termination date of the Member. Notwithstanding the foregoing, no distribution shall be made from the Company stock fund to a Member who would be subject to liability under Section 16(b) of the Securities Exchange Act of 1934, as amended, with respect to such distribution until such time as the distribution would not result in such liability.

         7.3      DESIGNATION OF BENEFICIARIES.

                  (a) Each Member shall have the right to designate the beneficiary or beneficiaries to receive payment of his benefit in the event of his death. Each such designation shall be made by executing the beneficiary designation form prescribed by the Committee and filing same with the Committee. Any such designation may be changed at any time by execution of a new designation in accordance with this Section.

                  (b) If no such designation is on file with the Committee at the time of the death of the Member or such designation is not effective for any reason as determined by the Committee, then the designated beneficiary or beneficiaries to receive such benefit shall be as follows:

                           (1) If a Member leaves a surviving spouse, his benefit shall be paid to such surviving spouse; and

                           (2) If a Member leaves no surviving spouse, his benefit shall be paid to such Member's executor or administrator, or to his heirs at law if there is no administration of such Member's estate.

         7.4 PAYMENT OF BENEFITS. To the extent the Trust Fund has sufficient assets, the Trustee shall pay benefits to Members or their beneficiaries, except to the extent the Company pays the

                                      VII-1
benefits directly and provides adequate evidence of such payment to the Trustee. To the extent the Trustee does not or cannot pay benefits out of the Trust Fund, the benefits shall be paid by the Company. Any benefit payments made to a Member or for his benefit pursuant to any provision of the Plan shall be debited to such Member's Accounts. All benefit payments shall be made in cash to the fullest extent practicable, other than amounts invested in the Company stock fund which, if paid in a single lump sum payment, shall be distributed in cash or in kind at the election of the Member.

         7.5      FORMS OF BENEFIT PAYMENTS.

                  (a) All benefits shall be paid in one of the following forms as elected by the Member:

                           (i)      a single lump sum payment; or

                           (ii) in annual installment payments (e.g., 1/10, 1/9, etc. of the balance of the Member's Accounts on the installment payment date) for a term certain not to exceed 10 years (as designated by the Member) beginning on the first of the month or as soon as reasonably practicable following his termination with the Company and on each anniversary of such month. In the event of such Member's death prior to the end of the designated installment term, any unpaid balance shall be paid in a lump sum to his designated beneficiary.

                  (b) A Member may elect, on the form prescribed by the Committee, one of the above forms of payment. Such election must be made not later than one year prior to the date such Member terminates. An election shall apply to all of the Member's Accounts. In the event a Member fails to elect the form in which his benefit payments are to be made prior to such date, such benefits shall be paid to such Member in the form of a single lump sum.

                  (c) With the consent of the Committee, a Member may change his elected form of benefit payment with respect to all of his Accounts, provided, that, no such change shall be effective if made within 12 months of the date such Member's employment terminates. A Member may make no more than 3 such election changes while participating in the Plan.

         7.6 CASH-OUT OF BENEFIT. The Committee, in its sole discretion, may accelerate the payment of a terminated Member's Accounts at any time, notwithstanding the form of benefit payment elected by the Member.

         7.7 UNCLAIMED BENEFITS. In the case of a benefit payable on behalf of a Member, if the Committee is unable to locate the Member or beneficiary to whom such benefit is payable, upon the Committee's determination thereof, such benefit shall be forfeited to the Company. Notwithstanding the foregoing, if subsequent to any such forfeiture the Member or beneficiary to whom such benefit

                                      VII-2
is payable makes a valid claim for such benefit, such forfeited benefit shall be restored to the Plan by the Company.

                                      VII-3

                                      VIII.

                           ADMINISTRATION OF THE PLAN

         8.1 APPOINTMENT OF COMMITTEE. The general administration of the Plan shall be vested in the Committee which shall be appointed by the Compensation Committee and shall consist of one or more persons. Any individual, whether or not an employee of the Company, is eligible to become a member of the Committee.

         8.2 TERM, VACANCIES, RESIGNATION, AND REMOVAL. Each member of the Committee shall serve until he resigns, dies, or is removed by the Compensation Committee. At any time during his term of office, a member of the Committee may resign by giving written notice to the Compensation Committee and the Committee, such resignation to become effective upon the appointment of a substitute member or, if earlier, the lapse of thirty days after such notice is given as herein provided. At any time during his term of office, and for any reason, a member of the Committee may be removed by the Compensation Committee with or without cause, and the Compensation Committee may in its discretion fill any vacancy that may result therefrom. Any member of the Committee who is an employee of the Company shall automatically cease to be a member of the Committee as of the date he ceases to be employed by the Company or any Subsidiary.

         8.3 SELF-INTEREST OF MEMBERS. No member of the Committee shall have any right to vote or decide upon any matter relating solely to himself under the Plan or to vote in any case in which his individual right to claim any benefit under the Plan is particularly involved. In any case in which a Committee member is so disqualified to act and the remaining members cannot agree, the Compensation Committee shall appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which he is disqualified.

         8.4 COMMITTEE POWERS AND DUTIES. The Committee shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and shall have all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power, authority, and duty:

                  (a) To make rules, regulations, and bylaws for the administration of the Plan that are not inconsistent with the terms and provisions hereof, and to enforce the terms of the Plan and the rules and regulations promulgated thereunder by the Committee;

                  (b) To construe in its discretion all terms, provisions, conditions, and limitations of the Plan;

                                     VIII-1

                  (c) To correct any defect or to supply any omission or to reconcile any inconsistency that may appear in the Plan in such manner and to such extent as it shall deem in its discretion expedient to effectuate the purposes of the Plan;

                  (d) To employ and compensate such accountants, attorneys, investment advisors, and other agents, employees, and independent contractors as the Committee may deem necessary or advisable for the proper and efficient administration of the Plan;

                  (e) To determine in its discretion all questions relating to eligibility;

                  (f) To determine whether and when there has been a termination of a Member's employment with the Company and its Subsidiaries;

                  (g) To make a determination in its discretion as to the right of any person to a benefit under the Plan and to prescribe procedures to be followed by distributees in obtaining benefits hereunder;

                  (h) To receive and review reports from the Trustee as to the financial condition of the Trust Fund, including its receipts and disbursements; and

                  (i) To establish or designate Funds as investment options as provided in Article IV.

         8.5 CLAIMS REVIEW. In any case in which a claim for Plan benefits of a Member or beneficiary is denied or modified, the Committee shall furnish written notice to the claimant within ninety days (or within 180 days if additional information requested by the Committee necessitates an extension of the ninety-day period), which notice shall:

                  (a) State the specific reason or reasons for the denial or modification;

                  (b) Provide specific reference to pertinent Plan provisions on which the denial or modification is based;

                  (c) Provide a description of any additional material or information necessary for the Member, his beneficiary, or representative to perfect the claim and an explanation of why such material or information is necessary; and

                  (d) Explain the Plan's claim review procedure as contained herein.

In the event a claim for Plan benefits is denied or modified, if the Member, his beneficiary, or a representative of such Member or beneficiary desires to have such denial or modification reviewed,

                                     VIII-2
he must, within sixty days following receipt of the notice of such denial or modification, submit a written request for review by the Committee of its initial decision. In connection with such request, the Member, his beneficiary, or the representative of such Member or beneficiary may review any pertinent documents upon which such denial or modification was based and may submit issues and comments in writing. Within sixty days following such request for review the Committee shall, after providing a full and fair review, render its final decision in writing to the Member, his beneficiary or the representative of such Member or beneficiary stating specific reasons for such decision and making specific references to pertinent Plan provisions upon which the decision is based. If special circumstances require an extension of such sixty-day period, the Committee's decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If an extension of time for review is required, written notice of the extension shall be furnished to the Member, beneficiary, or the representative of such Member or beneficiary prior to the commencement of the extension period.

         8.6 COMPANY TO SUPPLY INFORMATION. The Company shall supply full and timely information to the Committee, including, but not limited to, information relating to each Member's Compensation, termination of employment and such other pertinent facts as the Committee may require. The Company shall advise the Trustee of such of the foregoing facts as are deemed necessary for the Trustee to carry out the Trustee's duties under the Plan and the Trust Agreement. When making a determination in connection with the Plan, the Committee shall be entitled to rely upon the aforesaid information furnished by the Company.

         8.7 BINDING ARBITRATION. If, after fully utilizing the claims review procedure set forth in Section 8.5 above, a controversy continues to exist with respect to a claim for Plan benefits of a Member or beneficiary, either the Member (or his beneficiary) or the Company shall submit the claim to arbitration in accordance with the Employee Benefit Plan Claims Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator will not have the power to add to or ignore any provisions of the Plan or applicable law. His decision shall not go beyond what is necessary for interpretation and application of the Plan. The arbitrator shall have the power to decide the claim upon motion of the parties, without necessity of an oral arbitration hearing, if either party submits a motion requesting a hearing on documents only.

         8.8 INDEMNITY. To the extent permitted by applicable law, the Company shall indemnify and save harmless each member of the Committee and the Compensation Committee against any and all expenses, liabilities and claims (including legal fees incurred to defend against such liabilities and claims) arising out of their discharge in good faith of responsibilities under or incident to the Plan. Expenses and liabilities arising out of willful misconduct shall not be covered under this indemnity. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement, vote of

                                     VIII-3
stockholders or disinterested directors or otherwise, as such indemnities are permitted under applicable law.

                                     VIII-4

                                       IX.

                             ADMINISTRATION OF FUNDS

         9.1 PAYMENT OF EXPENSES. All expenses incident to the administration of the Plan and Trust, including but not limited to, legal, accounting, Trustee fees, and expenses of the Committee, may be paid by the Company and, if not paid by the Company, shall be paid by the Trustee from the Trust Fund.

         9.2 TRUST FUND PROPERTY. All income, profits, recoveries, contributions, forfeitures and any and all moneys, securities and properties of any kind at any time received or held by the Trustee shall be held for investment purposes as a commingled Trust Fund pursuant to the terms of the Trust Agreement. The Committee shall maintain one or more Accounts in the name of each Member, but the maintenance of an Account designated as the Account of a Member shall not mean that such Member shall have a greater or lesser interest than that due him by operation of the Plan and shall not be considered as segregating any funds or property from any other funds or property contained in the commingled fund. No Member shall have any title to any specific asset in the Trust Fund.

                                       X.

                               NATURE OF THE PLAN

         The Plan is intended to constitute an unfunded, unsecured plan of deferred compensation for (i) the Directors and (ii) for a select group of management or highly compensated employees of the Company. Plan benefits herein provided are to be paid out of the Company's general assets. Nevertheless, subject to the terms hereof and of the Trust Agreement, the Company may, in the sole discretion of the Committee, transfer money or other property to the Trustee and the Trustee shall pay Plan benefits to Members and their beneficiaries out of the Trust Fund.

         The Company, in its sole discretion, may establish the Trust and enter into the Trust Agreement. In such event, the Company shall remain the owner of all assets in the Trust Fund and the assets shall be subject to the claims of Company creditors if the Company ever becomes insolvent. For purposes hereof, the Company shall be considered "insolvent" if (a) the Company is unable to pay its debts as they become due, or (b) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code (or any successor federal statute). The chief executive officer of the Company and its board of directors shall have the duty to inform the Trustee in writing if the Company becomes insolvent. Such notice given under the preceding sentence by any party shall satisfy all of the parties' duty to give notice. When so informed, the Trustee shall suspend payments to the Members and hold the assets for the benefit of the Company's general creditors. If the Trustee receives a written allegation that the Company is insolvent, the Trustee shall suspend payments to the Members and hold the Trust Fund for the benefit of the Company's general creditors, and shall determine within the period specified in the Trust Agreement whether the Company is insolvent. If the Trustee determines that the Company is not insolvent, the Trustee shall resume payments to the Members. No Member or beneficiary shall have any preferred claim to, or any beneficial ownership interest in, any assets of the Trust Fund.

                                       XI.

                                  MISCELLANEOUS

         11.1 NOT CONTRACT OF EMPLOYMENT. The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company and any person or to be consideration for the employment of any person. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Company or to restrict the right of the Company to discharge any person at any time nor shall the Plan be deemed to give the Company the right to require any person to remain in the employ of the Company or to restrict any person's right to terminate his employment at any time.

         11.2 ALIENATION OF INTEREST FORBIDDEN. The interest of a Member or his beneficiary or beneficiaries hereunder may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person to whom such benefits or funds are payable, nor shall they be an asset in bankruptcy or subject to garnishment, attachment or other legal or equitable proceedings.

         11.3 WITHHOLDING. All Compensation deferrals and payments provided for hereunder shall be subject to applicable tax withholding and other deductions as shall be required of the Company under any applicable law.

         11.4 AMENDMENT AND TERMINATION. The Compensation Committee may from time to time, in its discretion, amend, in whole or in part, any or all of the provisions of the Plan; provided, however, that no amendment may be made that would materially impair the rights of a Member with respect to amounts already allocated to his Accounts. The Committee may also similarly amend the Plan provided that no such amendment may materially increase the obligations of the Company hereunder. The Compensation Committee may terminate the Plan at any time. In the event that the Plan is terminated, the balance in a Member's Accounts shall be paid to such Member or his designated beneficiary in a single lump sum, cash payment in full satisfaction of all of such Member's or beneficiary's benefits hereunder.

         11.5 SEVERABILITY. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

         11.6 GOVERNING LAWS. ALL PROVISIONS OF THE PLAN SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF TEXAS (WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES) EXCEPT TO THE EXTENT PREEMPTED BY APPLICABLE FEDERAL LAW.

         EXECUTED November 1, 2003, effective for all purposes as provided above.

                                           OIL STATES INTERNATIONAL, INC.

                                           By:   /s/ Cindy Taylor
                                               ---------------------------------
                                               Name:  Cindy Taylor
                                               Title: Senior Vice President &
                                                      Chief  Financial Officer

                                           ADOPTING SUBSIDIARIES

                                           1. Oil States Industries, Inc.

                                           2. HWC Energy Services, Inc.

                                           3. General Marine Leasing, Inc.

                                           4. Sooner Inc.

                                      XI-2